EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of June 11, 2014, is entered into among HELEN OF TROY L.P., a limited partnership duly organized under the laws of the State of Texas (the “Borrower”), HELEN OF TROY LIMITED, a Bermuda company (“Limited”), the lenders party hereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

BACKGROUND

A.                                    The Borrower, Limited, the Lenders, and Bank of America as the Administrative Agent, Swing Line Lender and L/C Issuer are parties to that certain Credit Agreement, dated as of December 30, 2010, as amended by that certain First Amendment to Credit Agreement, dated as of January 14, 2011, that certain Second Amendment to Credit Agreement, dated as of December 15, 2011, and that certain Third Amendment to Credit Agreement, dated as of February 7, 2014 (said Credit Agreement, as amended, the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.                                    The parties to the Credit Agreement desire to (a) increase the Aggregate Commitments to $570,000,000, and (b) make certain other amendments to the Credit Agreement.

C.                                    The Borrower, Limited, the Lenders and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, Limited, the Lenders, and the Administrative Agent covenant and agree as follows:

1.                                      AMENDMENTS EFFECTIVE AS OF THE FOURTH AMENDMENT EFFECTIVE DATE.

(a)                                 Section 1.01 of the Credit Agreement is hereby amended on and as of the Fourth Amendment Effective Date by adding the following defined terms thereto in proper alphabetical order to read as follows (and such terms shall have the same meaning in this Fourth Amendment):

“Buyer” means Helen of Troy Texas Corporation, a Texas corporation, an Affiliate of the Borrower and a Guarantor.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of June 11, 2014, among the Borrower, Limited, the Lenders party thereto, and the Administrative Agent.

“Fourth Amendment Borrowing” means the Revolving Borrowing to be made on the date of the closing of the Healthy Directions Acquisition, the proceeds of which are used in connection with the consummation of the Healthy Directions Acquisition.

“Fourth Amendment Document” means (a) the Fourth Amendment, (b) each Replacement Note, and (c) each other agreement (i) to which a Loan Party is a party and (ii) the delivery of such agreement is a condition to the effectiveness of the Fourth Amendment.

“Fourth Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 4 of the Fourth Amendment have been satisfied.

“Fourth Amendment Parties” means each of JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Healthy Directions” means Healthy Directions, LLC, a Delaware limited liability company.

“Healthy Directions Acquisition” means the consummation of the transactions contemplated by the Healthy Directions Purchase Agreement, including the acquisition by the Buyer of all authorized, issued and outstanding Equity Interests of Healthy Directions.

“Healthy Directions Expiration Date” means the earliest of (a) August 31, 2014, (b) the date that the Healthy Directions Acquisition occurs and the Fourth Amendment Borrowing has not occurred, and (c) the termination of the Healthy Directions Purchase Agreement prior to the occurrence of the Healthy Directions Acquisition.

“Healthy Directions Purchase Agreement” means the final, executed copy of that certain Purchase and Sale Agreement dated June 11, 2014, by and among PH Holdco, LLC, Healthy Directions, Limited and Buyer, as may be amended from time to time.

“Healthy Directions Subsidiary” means an entity that is, on the Fourth Amendment Effective Date, a Subsidiary of Healthy Directions.

“Replacement Note” means each replacement Revolving Loan Note payable to the order of each Lender whose Commitment is increased by the Fourth Amendment, in the principal amount of such increased Commitment.

“Solvent” means, with respect to any Person, that the fair value of the assets of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such

Person is, on the date of determination, not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business.  In computing the amount of contingent obligation or other contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

(b)                                 The definition of “Arranger” set forth in Section 1.01 of the Credit Agreement is hereby amended on and as of the Fourth Amendment Effective Date to read as follows, and any and all references to “Arranger” regardless of whether preceded by the term “the” or otherwise shall be deemed to refer, as the context requires, to each and every party constituting an Arranger:

“Arranger” means, collectively, J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, each in their capacity as a joint lead arranger and a joint bookrunner.

(c)                                  The definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following on and as of the Fourth Amendment Effective Date:

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent and generally applied by the Administrative Agent to all other commercial loans it administers, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(d)                                 The definition of “Fee Letter” set forth in Section 1.01 of the Credit Agreement is hereby amended on and after the Fourth Amendment Effective Date to read as follows, and any and all references to “Fee Letter” regardless of whether preceded by the term “the” or otherwise shall be deemed to refer, as the context requires, to each letter agreement constituting a Fee Letter:

“Fee Letter” means, collectively, (a) the letter agreement dated November 10, 2010, among the Borrower, the Administrative Agent and Merrill, Lynch, Pierce, Fenner & Smith Incorporated and (b) the letter agreement dated as of June 9, 2014, among the Borrower, the Arrangers, JPMorgan Chase Bank, N.A. and Bank of America, N.A.

(e)                                  Section 6.11 of the Credit Agreement is hereby amended on and as of the Fourth Amendment Effective Date to read as follows:

“6.11                  Use of Proceeds.  Use the proceeds of (a) the Credit Extension constituting the Fourth Amendment Borrowing only for the purposes contemplated by Section 5(n) of the Fourth Amendment or (b) the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document, including, without limitation, not in (i) violation or contravention of (A) the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or (B) the Act or (ii) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.”

(f)                                   Section 7.02 of the Credit Agreement is hereby amended on and as of the Fourth Amendment Effective Date by (i) deleting “and” at the end of clause (l), (ii) deleting the period at the end of clause (m) and adding “; and” in lieu thereof, and (iii) adding the following at the end thereof:

“(n)                           subject to satisfaction of the conditions precedent in Section 5 of the Fourth Amendment, Investments constituting the acquisition by the Buyer of all of the Equity Interests of Healthy Directions in accordance with the Healthy Directions Purchase Agreement, provided if such acquisitions result in a Domestic Subsidiary being acquired having a net worth at the time of such acquisitions of more than $1,000,000 (or within ten Business Days after any such Domestic Subsidiary thereafter attains a net worth of more than $1,000,000), such Subsidiary shall, within five Business Days after such acquisition execute and deliver to the Administrative Agent (x) a Guaranty, (y) such documents of the type referred to in clauses (iv) and (v) of Section 4.01(a) and (z) a favorable opinion of counsel to such Person, in form, content and scope satisfactory to the Administrative Agent.”

2.                                      AMENDMENTS EFFECTIVE AS OF THE DATE OF THE FOURTH AMENDMENT BORROWING AFTER SATISFACTION OF EACH OF THE REQUIREMENTS IN SECTION 5 OF THIS FOURTH AMENDMENT.

(a)                                 Section 4.02 of the Credit Agreement is hereby amended on and as of the date of the Fourth Amendment Borrowing concurrently with the Fourth Amendment Borrowing after satisfaction of each of the requirements in Section 5 of this Fourth Amendment, by adding the following at the end thereof:

“Notwithstanding any provision of this Section 4.02, (i) the obligation of each Lender to honor the Request for Credit Extension related to the Fourth Amendment Borrowing shall be subject to satisfaction of the conditions precedent in Section 5 of the Fourth Amendment only and not any other conditions precedent, and (ii) such Request for Credit Extension shall be a representation and warranty that the conditions specified in Section 5 of the Fourth Amendment have been satisfied on and as of the date of the advance of the Fourth Amendment Borrowing and not a representation or warranty as to any other matter.”

(b)                                 Section 7.06(d) of the Credit Agreement is hereby amended on and as of the date of the Fourth Amendment Borrowing concurrently with the Fourth Amendment Borrowing after satisfaction of each of the requirements in Section 5 of this Fourth Amendment, to read as follows:

“(d)                           provided after giving effect thereto on a pro forma basis the Leverage Ratio is not greater than 2.75 to 1.00, Limited may declare or pay cash Dividends to its stockholders and make Treasury Stock Purchases; provided, however, nothing in this clause (d) shall prohibit or restrict Treasury Stock Purchases made pursuant to Limited’s employee stock option repurchase programs; and”

(c)                                  Section 7.11(c) of the Credit Agreement is hereby amended on and as of the date of the Fourth Amendment Borrowing concurrently with the Fourth Amendment Borrowing after satisfaction of each of the requirements in Section 5 of this Fourth Amendment, to read as follows:

“(c)                            Leverage Ratio.  Permit the Leverage Ratio at any time during any period of four fiscal quarters of Limited to be greater than 3.25 to 1.00.”

(d)                                 Schedule 2.01 to the Credit Agreement is hereby amended on and as of the date of the Fourth Amendment Borrowing concurrently with the Fourth Amendment Borrowing after satisfaction of each of the requirements in Section 5 of this Fourth Amendment, to be in the form to reflect the Commitments and Applicable Percentages of the Lenders on such date.

(e)                                  Exhibit E to the Credit Agreement, the Compliance Certificate, is hereby amended on and as of the date of the Fourth Amendment Borrowing concurrently with the

Fourth Amendment Borrowing after satisfaction of each of the requirements in Section 5 of this Fourth Amendment, to be in the form of Exhibit E to this Fourth Amendment.

3.                                      REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, each of the Borrower and Limited represents and warrants that, as of the Fourth Amendment Effective Date:

(a)                                 Each Loan Party and each Subsidiary has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Fourth Amendment and each other Fourth Amendment Document to which it is a party.

(b)                                 The execution, delivery and performance by each Loan Party of the Fourth Amendment and each other Fourth Amendment Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law.  Each Loan Party and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (ii)(A) above except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Loan Party of this Fourth Amendment or any other Fourth Amendment Document.

(d)                                 This Fourth Amendment has been, and each other Fourth Amendment Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Fourth Amendment constitutes, and each other Fourth Amendment Document when so executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles.

4.                                      CONDITIONS TO EFFECTIVENESS.  This Fourth Amendment shall be effective upon satisfaction or completion of the following:

(a)                                 the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Required Lenders and each Lender whose Commitment is increased pursuant to this Fourth Amendment;

(b)                                 the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Borrower and Limited and acknowledged by each Guarantor;

(c)                                  each of the conditions in Section 4.02(a) and (b) of the Credit Agreement shall have been satisfied (as if the Borrower were Borrowing the Fourth Amendment Borrowing on the Fourth Amendment Effective Date);

(d)                                 the Administrative Agent shall have received (i) an executed Unanimous Consent of the Board of Directors of Helen of Troy Nevada Corporation, the sole general partner of the Borrower, authorizing the execution, delivery and performance of this Fourth Amendment and the Replacement Notes by the Borrower and (ii) an executed consent or certified Resolutions of the Board of Directors of Limited authorizing the execution, delivery and performance of this Fourth Amendment by Limited;

(e)                                  the Administrative Agent shall have received executed copies of all documents and instruments executed in connection with the Healthy Directions Acquisition, including, without limitation, all schedules, exhibits and annexes thereto;

(f)                                   the Administrative Agent shall have received opinions of U.S. counsel of the Borrower and Bermuda counsel of Limited in form and substance satisfactory to the Administrative Agent;

(g)                                  the representations and warranties in Section 3 shall be true and correct on the Fourth Amendment Effective Date;

(h)                                 all invoiced fees and expenses due to the Fourth Amendment Parties and the Lenders (and to reimburse the Fourth Amendment Parties for the legal fees and expenses of Winstead PC, special counsel) prior to the Fourth Amendment Effective Date shall have been paid;

(i)                                     the Administrative Agent shall have received the duly executed Fee Letter; and

(j)                                    the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

5.                                      CONDITIONS TO THE FOURTH AMENDMENT BORROWING AND THE AMENDMENTS IN SECTION 2 OF THIS FOURTH AMENDMENT.  The obligation of each Lender to honor the Request for Credit Extension for the Fourth Amendment Borrowing, and the amendments in Section 2 of this Fourth Amendment, are each subject to each the following conditions precedent:

(a)                                 the Administrative Agent shall have received executed copies of all documents and instruments executed in connection with the Healthy Directions Acquisition, including, without limitation, all schedules, exhibits and annexes thereto;

(b)                                 the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower, in form and substance reasonably acceptable to the Fourth Amendment Parties, dated as of the date of the Fourth Amendment Borrowing, certifying that Limited and its Subsidiaries (including Healthy Directions and Healthy Directions Subsidiaries), on a consolidated basis after giving effect to the consummation of the Healthy Directions Acquisition, the borrowing of the Fourth Amendment Borrowing and the other transactions contemplated by the Healthy Directions Purchase Agreement, are Solvent;

(c)                                  the Administrative Agent shall have received (i) an executed Unanimous Consent of the Board of Directors of Helen of Troy Nevada Corporation, the sole general partner of the Borrower, authorizing the Fourth Amendment Borrowing and all other related transactions and actions, (ii) an executed Resolution of the Board of Directors of Limited authorizing the Healthy Directions Acquisition, the Fourth Amendment Borrowing and all other related transactions and actions and (iii) an executed Resolution of the Board of Directors of the Buyer authorizing the Healthy Directions Acquisition and all other related transactions and actions;

(d)                                 on the date of the Fourth Amendment Borrowing, after giving effect to the consummation of the Healthy Directions Acquisition and the advance of the Fourth Amendment Borrowing, neither Limited nor any Subsidiary (including Healthy Directions and Healthy Directions Subsidiaries) shall have any material Indebtedness, other than Indebtedness permitted by Section 7.03 of the Credit Agreement;

(e)                                  the Healthy Directions Purchase Agreement executed by the Buyer shall not have been amended in any manner that is materially adverse to the interests of the Fourth Amendment Parties or the Lenders without the prior written consent of the Fourth Amendment Parties;

(f)                                   the Healthy Directions Acquisition shall have occurred substantially concurrently with the advance of the Fourth Amendment Borrowing in accordance with the terms of the Healthy Directions Purchase Agreement, and no provision thereof shall have been amended or waived, and no consent shall have been given thereunder, to the extent the same would be materially adverse to the interests of the Fourth Amendment Parties or the Lenders without the prior written consent of the Fourth Amendment Parties;

(g)                                  since December 31, 2013, there shall not have occurred a “Material Adverse Effect”.  “Material Adverse Effect” as used in this clause (g) has the meaning ascribed thereto in the Healthy Directions Purchase Agreement unless the Required Lenders have consented in writing to any changes in such definition;

(h)                                 the Fourth Amendment Effective Date and the consummation of the Healthy Directions Acquisition shall have occurred on or before the Healthy Directions Expiration Date;

(i)                                     the Administrative Agent and the Lenders shall have received, at least five days prior to the consummation of the Healthy Directions Acquisition, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, including information described in Section 10.16 of the Credit Agreement;

(j)                                    the Administrative Agent shall have received a Revolving Loan Notice in accordance with Section 2.02 of the Credit Agreement;

(k)                                 the Administrative Agent shall have received a duly executed Replacement Note for each Lender;

(l)                                     all fees and expenses (i) to be paid in accordance with the terms of that certain Fee Letter, dated as of June 9, 2014, among the Borrower and the Fourth Amendment Parties, (ii) otherwise owed to the Fourth Amendment Parties and the Lenders and (iii) in reimbursement for invoiced legal fees and expenses incurred by the Fourth Amendment Parties through the date of the Fourth Amendment Borrowing shall have been paid, or the Borrower shall have been authorized by the Administrative Agent to deduct such fees and expenses from the proceeds of the Fourth Amendment Borrowing;

(m)                             the conditions set forth in Section 7.2(a) of the Healthy Directions Purchase Agreement have been fulfilled in accordance with the terms of Section 7.2(a) of the Healthy Directions Purchase Agreement at or prior to the consummation of the Healthy Directions Acquisition;

(n)                                 the proceeds of the Fourth Amendment Borrowing will be used only to (i) pay all of the cash consideration payable by Buyer to PH Holdco, LLC in accordance with the terms of the Healthy Directions Purchase Agreement, (ii) to refinance certain existing indebtedness of Healthy Directions or its Subsidiaries and (iii) pay costs and expenses incurred by the Borrower and the Buyer in connection with the consummation of the transactions which are the subject of the Healthy Directions Purchase Agreement;

(o)                                 the following representations and warranties shall be true and correct on the date of the consummation of the Healthy Directions Acquisition and the borrowing of the Fourth Amendment Borrowing, both before and after giving effect to the consummation of the Healthy Directions Acquisition, the Fourth Amendment Borrowing and the use of the proceeds of the Fourth Amendment Borrowing (and deemed made by each Loan Party on such date):

(i)                                     the use of the proceeds of the Fourth Amendment Borrowing will not (A) violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), (B) the Act or (C) be used for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions;

(ii)                                  the performance by each Loan Party of the Fourth Amendment and each other Fourth Amendment Document to which such Person is party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law.  Each Loan Party and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (B)(1) above except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(iii)                               the execution, delivery and performance by each Loan Party of the Healthy Directions Purchase Agreement and all other documents and instruments executed in connection with the Healthy Directions Acquisition to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law.  Each Loan Party and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (B)(1) above except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(iv)                              the Credit Agreement, as amended by the Fourth Amendment, the Guaranty and the other Loan Documents, constitute, a legal, valid and binding obligation of the Loan Parties party thereto, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles;

(v)                                 this Fourth Amendment has been, and each other Fourth Amendment Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Fourth Amendment constitutes, and each other Fourth Amendment Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and general equitable principles; and

(vi)                              the Obligations (after giving effect to the consummation of the Healthy Directions Acquisition and the borrowing of the Fourth Amendment Borrowing) are senior Indebtedness of the Borrower and Guarantors (including Healthy Directions and Healthy Directions Subsidiaries);

(p)                                 the following representations and warranties in the Credit Agreement shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct in all respects) on the date of the consummation of the Healthy Directions Acquisition and the date of the borrowing of the Fourth Amendment Borrowing, in each case both before and after giving effect to the consummation of the Healthy Directions Acquisition, the borrowing of the Fourth Amendment Borrowing and the use of the proceeds of the Fourth Amendment Borrowing (and each such representation and warranty after giving effect to the consummation of the Healthy Directions Acquisition, the borrowing of the Fourth Amendment Borrowing and the use of the proceeds of the Fourth Amendment will include Healthy Directions and its Subsidiaries where it uses the terms “Loan

Party”, “Subsidiary” and “Subsidiaries”): Section 5.01, Section 5.03, Section 5.14 and Section 5.20;

(q)                                 the Arrangers shall have received one or more customary confidential information memoranda and other marketing material customarily used for the syndication of the Fourth Amendment and a period of 15 consecutive Business Days, excluding certain market holiday related “blackout” periods as reasonably determined by the Arrangers, shall have occurred from the date of execution of the Healthy Directions Purchase Agreement; and

(r)                                    the Administrative Agent shall have received an opinion of U.S. counsel of the Borrower in form reasonably acceptable to the Administrative Agent, regarding the Replacement Notes.

6.                                      ALLOCATION AMONG LENDERS.  Upon the effectiveness of this Fourth Amendment, the Administrative Agent shall make such transfer of funds among the Lenders as are necessary in order that the outstanding balance of the Loans on the Fourth Amendment Effective Date, together with any Loans funded on the Fourth Amendment Effective Date, reflect the respective Commitments of the Lenders hereunder after giving effect to this Fourth Amendment.  If as a result of such transfers provided for in this Section 6, any loss, cost or expense is incurred by a Lender pursuant to Section 3.05 of the Credit Agreement, the Borrower shall pay to such Lender such amounts required to be paid pursuant to such Section 3.05.

7.                                      COVENANTS.  Prior to the date of the Fourth Amendment Borrowing, the Borrower shall deliver a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Limited and its Subsidiaries (including Healthy Directions and Healthy Directions Subsidiaries) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the date of the Fourth Amendment Borrowing, prepared after giving effect to the consummation of the Healthy Directions Acquisition, the borrowing of the Fourth Amendment Borrowing and the use of the proceeds of the Fourth Amendment Borrowing as if the Healthy Directions Acquisition and the Fourth Amendment Borrowing and the use of the proceeds of the Fourth Amendment Borrowing had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

8.                                      REFERENCE TO THE CREDIT AGREEMENT.

(a)                                 Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b)                                 The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

9.                                      COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

10.                               GUARANTOR’S ACKNOWLEDGMENT.  By signing below, (a) each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower and Limited of this Fourth Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty (A) are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein and (B) cover the Aggregate Commitments, as increased by this Fourth Amendment, (iii) ratifies and confirms its obligations under its Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty, and (b) each Guarantor, the Borrower, the Lenders and the Administrative Agent hereby agree that upon effectiveness of this Fourth Amendment, each reference in the Guaranty to “this Guaranty”, “hereunder”, or words of like import shall mean and be a reference to the Guaranty, as amended hereby.

11.                               EXECUTION IN COUNTERPARTS.  This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Fourth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

12.                               GOVERNING LAW; BINDING EFFECT.  This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

13.                               HEADINGS.  Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

14.                               ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL  AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL  AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Fourth Amendment is executed as of the date first set forth above.

HELEN OF TROY L.P., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION, a Nevada corporation, General Partner

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

HELEN OF TROY LIMITED, a Bermuda corporation

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

Signature Page to Fourth Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Julie Castano
	Name:	Julie Castano
	Title:	SVP

Signature Page to Fourth Amendment

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Julie Castano
	Name:	Julie Castano
	Title:	SVP

Signature Page to Fourth Amendment

JPMORGAN CHASE BANK, N.A., as a Lender and as Syndication Agent

By:	/s/ Lianee Fernandez
	Name:	Lianee Fernandez
	Title:	Vice President

Signature Page to Fourth Amendment

COMERICA BANK, as a Lender

By:
Name:
Title:

Signature Page to Fourth Amendment

HSBC BANK USA, N.A., as a Lender

By:
Name:
Title:

Signature Page to Fourth Amendment

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
Name:
Title:

Signature Page to Fourth Amendment

ACKNOWLEDGED AND AGREED PURSUANT TO SECTION 10 ABOVE:

HELEN OF TROY L.P.,
a Texas limited partnership
By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

HELEN OF TROY LIMITED,
a Barbados corporation

HOT NEVADA, INC.,
a Nevada corporation

HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation

HELEN OF TROY TEXAS CORPORATION,
a Texas corporation

IDELLE LABS LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

OXO INTERNATIONAL LTD.,
a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

PUR WATER PURIFICATION PRODUCTS, INC.,
a Nevada corporation

By:	/s/ Brian Grass
Brian Grass
Title for all: Chief Financial Officer

HELEN OF TROY MACAO COMMERCIAL OFFSHORE LIMITED,
a Macau corporation

By:	/s/ Vincent D. Carson
Vincent D. Carson
Director

Signature Page to Fourth Amendment

KAZ, INC.,
a New York corporation

KAZ CANADA, INC.,
a Massachusetts corporation

KAZ USA, INC.,
a Massachusetts corporation

By:	/s/ Brian Grass
Brian Grass
Title for all: Chief Financial Officer

HELEN OF TROY LIMITED,
a Bermuda company

By:	/s/ Brian Grass
Brian Grass
Chief Financial Officer

Signature Page to Fourth Amendment

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                  ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 30, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Helen of Troy L.P., a Texas limited partnership (the “Borrower”), Helen of Troy Limited, a Bermuda company (“Limited”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                        of Limited, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Limited, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Limited ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.  Such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Limited and its Subsidiaries.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations, shareholders’ equity, and cash flows of Limited and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.  Such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Limited and its Subsidiaries.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Limited and its Subsidiaries during the accounting period covered by the attached financial statements.

3.                                      A review of the activities of Limited and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Limited and its Subsidiaries performed and observed all its Obligations under the Loan Documents, and

Exhibit E - 22

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Limited and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of Limited and the Borrowers contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                      The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                 .

HELEN OF TROY LIMITED, a Bermuda company

By:
Name:
Title:

Exhibit E - 23

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.02(i) — Acquisitions.

(To be completed only if Senior Leverage Ratio for fiscal quarter preceding Acquisition is greater than 2.00 to 1.00)

	A. 100% of Consolidated EBITDA for fiscal year preceding Acquisition:	$

	B. Aggregate Acquisition Consideration for Acquisitions during current fiscal year:	$

II.	Section 7.02(m) — Investments.

	A. Aggregate amount of investments not otherwise permitted to be made pursuant to clauses (a) through (l) of Section 7.02:	$

	B. Maximum (15% of line IV.A):	$

III.	Section 7.05(f) — Dispositions.

	A. Aggregate amount of EBITDA generated by Dispositions during period of 12 consecutive months ending on Statement Date:	$

	B. Maximum: 15% of Consolidated EBITDA for prior fiscal year:	$

IV.	Section 7.11(a) — Intentionally Omitted.

V.	Section 7.11 (b) — Interest Coverage Ratio.

A. Consolidated EBIT for four consecutive fiscal quarters ending on above date (“Subject Period”):

	1. Consolidated Net Earnings for Subject Period:	$

	2. To the extent deducted in determining Consolidated Net Earnings, interest expense for Subject Period:	$

	3. To the extent deducted in determining Consolidated Net Earnings, federal and state income and franchise tax expenses for Limited and its Subsidiaries for Subject Period:	$

	4. To the extent deducted in determining Consolidated Net Earnings, non-cash asset impairment charges incurred for Subject Period:	$

	5. To the extent deducted in determining Consolidated Net Earnings, non-cash write-downs of goodwill or other intangibles for Subject Period:	$

	6. Consolidated EBIT (Lines V.A.1 + 2 + 3 + 4 + 5):	$

Exhibit E - 24

	B. Interest expense of Limited and its Subsidiaries for Subject Period:	$

	C. Interest Coverage Ratio (Line V.A.6) ÷ Line V.B.):	to 1.00

	Minimum required:	3.00 to 1.00

VI.	Section 7.11 (c) — Leverage Ratio.

	A. Consolidated Funded Indebtedness at Statement Date:	$

B. Consolidated EBITDA for Subject Period:

	1. Consolidated EBIT for Subject Period (Line V.A.6 above):	$

	2. To the extent deducted in determining Consolidated Net Earnings, depreciation and amortization expense for Subject Period:	$

3. To the extent deducted in determining Consolidated Net Earnings, non-cash charges for Subject Period:

	4. To the extent added in determining Consolidated Net Earnings, non-cash credits for Subject Period:	$

	5. Consolidated EBITDA (Line VI.B.1 + VI.B.2 + VI.B.3 — VI.B.4):	$

	C. Adjustment for Acquisitions during Subject Period:	$

	D. Adjustment for Dispositions during Subject Period:	$

	E. Adjusted Consolidated EBITDA (Lines VI.B.5 + VI.C. — VI.D.):	$

	F. Leverage Ratio (Line VI.A. ÷ Line VI.E.):	to 1.00

	Maximum permitted:	3.25 to 1.00

VII.	Senior Leverage Ratio:

	A. Consolidated Funded Indebtedness at Statement Date:	$

	B. Subordinated Indebtedness at Statement Date:	$

	C. Senior Debt at Statement Date (Lines VII.A — VII.B):	$

	D. Adjusted Consolidated EBITDA for Subject Period (Line VI.E above):	$

	E. Senior Leverage Ratio (Line VII.C ÷ Line VII.D):	to 1.00

Exhibit E - 25